SECURITIES AND EXCHANGE COMMISSION
                                Washington, DC


                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934


                       Date Report: September 13, 2000


                       GOLDEN EAGLE INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)


      Colorado                     0-23726                 84-1116515
(State of other                 (Commission              (IRS Employer
 jurisdiction of                File Number)             Identification No.)


    12401 South 450 East, Building D2, Suite A, Salt Lake City, Utah 84020
             (Address of principal executive offices) (Zip Code)


      Registrant's telephone number, including area code: (801) 619-9320



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Item 5.      Other Events


     On August 24, 2000 Golden Eagle International, Inc. entered into an agreement with Frost Bank of Houston, Texas, extending the maturity date on Golden Eagle's $1 million line of credit from June 1, 2000 to December 1, 2000. The Company used the entire credit line available under the Frost Bank loan during 1997. Pursuant to the loan's terms, the Company must pay monthly interest at a rate of 9.5% per annum (approximately $7,000 per month) and on the maturity date is responsible for the principal plus any accrued, but unpaid interest. The Company's management believes, but cannot assure, that the Company may be able to negotiate additional extensions of the maturity date if necessary. The loan continues to be guaranteed by two Seydler Family Trusts, and Mary A. Erickson, a former officer and director, significant shareholders of the Company; in addition to Ronald A. Knittle, a former officer and director, who does not own shares of the Company.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.


Date:  September 13, 2000         Golden Eagle International, Inc.


                                   By:     /s/ Terry C. Turner
                                        --------------------------------
                                           Terry C. Turner, President